UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORTPursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2015

SUNVALLEY SOLAR, INC.

(Exact name of registrant as specified in its charter)

Nevada                   333-150692                 20-8415633

(State of                  (Commission              (I.R.S. Employer

Incorporation)             File Number)             Identification No.)

398 Lemon Creek Dr., Suite A, Walnut, CA 91789

(Address of principal executive offices and Zip Code)

(909) 598-0618

Registrant's telephone number, including area code

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On June 19 and June 22, 2015, the Board of Directors of Sunvalley Solar, Inc., a Nevada corporation (the “Company”) approved a 1 for 20 reverse stock split of our issued and outstanding shares of Common Stock, with a resulting decrease in the number of our authorized shares of Common Stock from 90,000,000 shares to 4,500,000 shares.  Any fractional shares of our Common Stock resulting from the reverse stock split will be rounded up to the nearest whole share.  The new CUSIP number for our Common Stock following the reverse stock split will be 86802Y 302.

The reverse stock split and the resulting decrease in the number of our authorized shares of Common Stock are to become effective on July 13, 2015 at 5:00 p.m. Eastern Time, provided that Finra first clears the proposed reverse stock split.

The reverse stock split of our Common Stock will not affect the number of issued and outstanding shares of our Class A Convertible Preferred Stock.  However, it will affect the conversion rate or ratio of our Class A Convertible Preferred Stock.  Prior to the reverse stock split taking effect, the conversion rate is one (1) share of Class A Convertible Preferred Stock is convertible to one (1) share of our Common Stock.  Following the reverse stock split, the conversion rate shall be twenty (20) shares of our Class A Convertible Preferred Stock shall be convertible to one (1) share of our Common Stock.

The reverse stock split and the decrease in the number of our authorized shares of Common Stock are described in a Certificate of Change Pursuant to NRS Section 78.209 which was filed with the Nevada Secretary of State’s office on June 22, 2015, a copy of which is attached hereto as Exhibit No. 3.1.

Section 9 – Financial Statements and Exhibits

Item 5.03 Financial Statements and Exhibits

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit

Number

Description

3.1

Certificate of Change Pursuant to NRS Section 78.209

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNVALLEY SOLAR, INC.

(Registrant)

Date: July 8, 2015

By:_/s/ Zhijian (James) Zhang____________

Zhijian (James) Zhang

Chief Executive Officer and

Director

3